Exhibit 1.8

NEW EQUITY SUBSCRIPTION OFFERING OF JUST ENERGY GROUP INC.

TERM LOAN DEBTHOLDERS PARTICIPATION FORM

For Eligible Term Loan Debtholders who desire to participate in the New Equity Subscription Offering of up to 29,312,530 New Common Shares of Just Energy Group Inc. (the “Offered Shares”), of which 1,476,957 Offered Shares will be available for subscription by eligible Senior Unsecured Debtholders of Just Energy (which includes 1,414,108 Offered Shares available for the Eligible Term Loan Debtholders)

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for each US$1,000 principal amount of Term Loans held, Eligible Term Loan Debtholders will be entitled to subscribe for 6.831439 New Common Shares for a subscription price of C$23.31 (reflecting a subscription price of C$3.412 per Offered Share)

The New Equity Subscription Offering is made in connection with a Plan of Arrangement involving Just Energy Group Inc. (“Just Energy” or the “Corporation”) attached as Appendix F to the Management Proxy Circular of Just Energy dated July 17, 2020.

Eligible Term Loan Debtholders as of 5:00 p.m. (Toronto time) on July 23, 2020 (the “Record Date”) who wish to participate in the New Equity Subscription Offering are required to deliver (a) this Term Loan Debtholders Participation Form, and (b) their Subscription Amount (described below), by wire transfer or other form of payment acceptable to Kingsdale Advisors (“Kingsdale”), net of fees, in immediately available funds and pursuant to the funding instructions contained herein, to Kingsdale, in its capacity as subscription agent and escrow agent, respectively, such that they are received by Kingsdale, in each case, PRIOR TO THE DEADLINE OF 5:00 P.M. (TORONTO TIME) ON AUGUST 28, 2020 (the “Deadline”)

Term Loan Debtholders Participation Forms and Subscription Amounts of Eligible Term Loan Debtholders may be delivered by Registered Mail or Courier to Kingsdale During Regular Business Hours Only (8:00 a.m. to 5:00 p.m. (Toronto time) Monday to Friday), at the following address.

Kingsdale Advisors
E-mail Contact: contactus@kingsdaleadvisors.com
By Mail or Courier: Kingsdale Advisors The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 361 Toronto ON M5X 1E2 Attention: Corporate Actions

Delivery in a manner other than as set forth above will not constitute valid delivery.

ALL PROPERLY COMPLETED AND DULY EXECUTED TERM LOAN DEBTHOLDERS PARTICIPATION FORMS MUST BE RECEIVED BY KINGSDALE PRIOR TO THE DEADLINE. ALL SUBSCRIPTION AMOUNTS MUST BE RECEIVED BY KINGSDALE PRIOR TO THE DEADLINE.

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ELIGIBLE TERM LOAN DEBTHOLDERS INTENDING TO PARTICIPATE IN THE NEW EQUITY SUBSCRIPTION OFFERING WILL NOT BE ABLE TO PARTICIPATE IF (A) KINGSDALE HAS NOT RECEIVED A PROPERLY COMPLETED, DULY EXECUTED TERM LOAN DEBTHOLDERS PARTICIPATION FORM ON OR PRIOR TO THE DEADLINE OR (B) KINGSDALE HAS NOT RECEIVED THE SUBSCRIPTION AMOUNT ON OR PRIOR TO THE DEADLINE.

FAILURE TO MEET THE DEADLINE AND COMPLIANCE WITH BOTH THE PARTICIPATION AND FUNDING REQUIREMENTS AS SET OUT HEREIN WILL RESULT IN A LOSS OF THE ABILITY TO PARTICIPATE.

INSTRUCTIONS

For Completion of Form and Delivery of Subscription Amount by Eligible Term Loan Debtholders:

1.	Indicate the amount of your Committed Term Loans (described below) in the box located on Page 12 of this Form. Each Eligible Term Loan Debtholder who held Term Loans as of the Record Date is entitled to subscribe for up to such holder’s pro rata share of the New Common Shares allocated to the holders of Senior Unsecured Debt (described below, which includes the Term Loans) (the “Senior Unsecured Debtholders”). Accordingly, the maximum number of New Common Shares that you are entitled to subscribe for shall equal (a) the percentage that the principal amount of Term Loans held by you on the Record Date bears to US$216,200,000 (being the aggregate principal amount of all Senior Unsecured Debt as of the Record Date) multiplied by (b) 1,476,957 Offered Shares (being the number of New Common Shares allocated to the holders of the Senior Unsecured Debt), which means, for each US$1,000 principal amount of Term Loans held on the Record Date, Eligible Term Loan Debtholders are entitled to subscribe for 6.831439 New Common Shares for a subscription price of C$23.31, reflecting a price per New Common Share of C$3.412. Of the 1,476,957 Offered Shares available for subscription by eligible Senior Unsecured Debtholders, 1,414,108 Offered Shares will be available for subscription by Eligible Term Loan Debtholders. Senior Unsecured Debtholders that hold Convertible Bonds (described below) will receive a separate participation form to participate in the New Equity Subscription Offering.

2.	Complete and duly execute the signature page located at Page 12 of this Form.

3.	Complete the box located on Page 12 of this Form indicating the principal amount of Term Loans held by you as of 5:00 p.m. (Toronto time) on the Record Date.

4.	Complete your contact information, including information relating to your jurisdiction of residence, located at Page 12.

5.	Deliver the Subscription Amount (described below) by wire transfer or other form of payment acceptable to Kingsdale, net of fees, in immediately available funds and pursuant to the funding instructions contained herein, together with the fully completed and duly executed Term Loan Debtholders Participation Form, by registered mail or courier to Kingsdale’s office specified on the back page of this Term Loan Debtholders Participation Form, such that they are received by Kingsdale by 5:00 p.m. (Toronto time) on August 28, 2020. The Subscription Amount must be paid in Canadian Dollars.

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This Term Loan Debtholders Participation Form is delivered to lenders under the US$250 million loan agreement dated as of September 12, 2018, between the Corporation, National Bank of Canada, as administrative agent, Sagard Credit Partners, LP and the other lenders party thereto, as amended, supplemented or otherwise modified prior to the Effective Date (the loans issued thereunder, “Term Loans”, and together with the US$150 million aggregate principal amount of the 6.5% convertible bonds of the Corporation issued on January 29, 2014 pursuant to the trust deed dated as of January 29, 2014, between the Corporation, U.S. Bank Trustees Limited and Elavon Financial Services Limited, UK Branch (the “Convertible Bonds”), the “Senior Unsecured Debt”), in connection with the proposed statutory plan of arrangement (the “Plan of Arrangement”) of Just Energy, which is part of the overall recapitalization transaction (the “Recapitalization Transaction”) of Just Energy, which Plan of Arrangement is being submitted to Senior Unsecured Debtholders, holders of Convertible Debentures of Just Energy, holders of Preferred Shares of Just Energy and holders of Common Shares of Just Energy for approval at a series of meetings of Just Energy’s securityholders to be held on August 25, 2020. A detailed description of the Plan of Arrangement and the transactions contemplated therein is set forth in the management proxy circular dated July 17, 2020 (the “Management Proxy Circular”) of Just Energy and a copy of the Plan of Arrangement is attached as Appendix F to the Management Proxy Circular. Defined terms used and not otherwise defined herein shall have the meanings ascribed thereto in the Management Proxy Circular. You should read the Management Proxy Circular, including the Plan of Arrangement attached as Appendix F thereto, carefully. If you are in the United States or you are a U.S. person (within the meaning of Regulation S under the U.S. Securities Act of 1933, as amended (the “U.S. Securities Act”)), you should also carefully read the registration statement on Form F-7 filed by the Corporation with the U.S. Securities and Exchange Commission (the “SEC”), available on the SEC’s website at https://www.sec.gov/edgar.

The Recapitalization Transaction includes the offering (the “New Equity Subscription Offering”) of 29,312,530 new common shares of the Corporation (the “New Common Shares”), of which 1,476,957 are allocated for subscription by eligible Senior Unsecured Debtholders (including the Eligible Term Loan Debtholders, which are entitled to subscribe for 1,414,108 of the Offered Shares offered to eligible Senior Unsecured Debtholders). The New Common Shares will be the common shares of Just Energy following a share consolidation that will take place prior to the closing of the New Equity Subscription Offering, in which the common shares of Just Energy immediately prior to the Effective Time will be consolidated on the basis of one New Common Share for every 33 existing common shares of Just Energy prior to the share consolidation. Pursuant to the Plan of Arrangement, the New Equity Subscription Offering is open to all Eligible Term Loan Debtholders (as described below) as of 5:00 p.m. (Toronto time) on July 23, 2020 (the “Record Date”). Each Eligible Term Loan Debtholder will have the right, but not the obligation, to participate in the New Equity Subscription Offering by subscribing for and purchasing up to its pro rata share of the New Common Shares allocated to the Senior Unsecured Debtholders, which pro rata share shall be the percentage that the principal amount of Term Loans held by such Eligible Term Loan Debtholder bears to US$216,200,000 (being the aggregate principal amount of all Senior Unsecured Debt as of the Record Date) (the “Term Loan Pro Rata Share”). For each US$1,000 principal amount of Term Loans, Eligible Term Loan Debtholders will be entitled to subscribe for 6.831439 New Common Shares for a subscription price of C$23.31, reflecting a price per New Common Share of C$3.412.

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The right to acquire Offered Shares is not transferable and, except as provided in the Backstop Commitment Letter, there in no right of Eligible Term Loan Debtholders to acquire Offered Shares not subscribed for by other Eligible Term Loan Debtholders or any other securityholder of the Corporation. Any Offered Shares not subscribed for by Eligible Term Loan Debtholders will be acquired by the Backstoppers (which includes the Eligible Term Loan Debtholders in accordance with the Backstop Commitment Letter).

Just Energy has received commitments from the Backstoppers pursuant to the Backstop Commitment Letter to purchase all of the Offered Shares that are not otherwise subscribed for and taken up by securityholders entitled to participate in the New Equity Subscription Offering (including the Eligible Term Loan Debtholders). The Initial Backstoppers will be paid a non-refundable cash commitment fee in the amount of US$2.19 million, payable upon completion of the Arrangement, provided that the Initial Backstoppers have funded its commitments and any additional subscriptions in accordance with the terms of the Backstop Commitment Letter. Upon completion of the Arrangement, this fee will be used by the Initial Backstoppers to acquire additional New Common Shares.

In addition, the Backstoppers will be paid a non-refundable cash funding fee in the amount of US$2.92 million, payable upon completion of the Arrangement, provided that the Backstoppers have funded their commitments and any additional subscriptions in accordance with the terms of the Backstop Commitment Letter. Upon completion of the Arrangement, this fee will be used by the Backstoppers to acquire additional New Common Shares.

Important Information

In making your decision as to whether or not to participate in the New Equity Subscription Offering, you should rely only on the information contained in the Management Proxy Circular, including the Plan of Arrangement attached as Appendix F thereto, in this Term Loan Debtholders Participation Form, and to the extent that you are in the United States or you are a U.S. person (within the meaning of Regulation S under the U.S. Securities Act), on the Corporation’s registration statement on Form F-7, filed with the SEC). Just Energy has not authorized anyone to provide you with any different or supplemental information. If you receive any such information, you should not rely upon it.

The contents of the Management Proxy Circular or this Term Loan Debtholders Participation Form should not be construed as legal, business or tax advice. You should consult your own legal counsel, business advisor and tax advisor as to those matters.

In order to participate in the New Equity Subscription Offering, each Eligible Term Loan Debtholder must (a) properly complete and duly execute this Term Loan Debtholders Participation Form, and submit it by e-mail, mail or courier to Kingsdale in accordance with the instructions above, and (b) deliver in immediately available funds by wire transfer or other form of payment acceptable to Kingsdale, net of fees, an aggregate amount representing the Subscription Amount (defined below), in each case prior to 5:00 p.m. (Toronto time) on August 28, 2020 in order to validly subscribe for Offered Shares in the New Equity Subscription Offering. Properly completed and executed Term Loan Debtholders Participation Forms that are not received by Kingsdale on or prior to the Deadline will not be accepted. The method used to deliver this Term Loan Debtholders Participation Form and the Subscription Amount is at the option and risk of the person depositing the same, and delivery will be deemed effective only when such originally signed document and funds are actually received. It is recommended that this Term Loan Debtholders Participation Form be couriered to Kingsdale at its office specified on the back page of this Term Loan Debtholders Participation Form. If such document is mailed, it is recommended that registered mail be used and if such document is e-mailed, a delivery receipt or confirmation of transmission should be requested.

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Participation in the New Equity Subscription Offering

A summary of the terms of the New Equity Subscription Offering is set forth in the Management Proxy Circular under the heading “Description of the Recapitalization Transaction”. Eligible Term Loan Debtholders that are considering participating in the New Equity Subscription Offering are urged to read the full text of the Management Proxy Circular, including the Plan of Arrangement attached as Appendix F thereto. Eligible Term Loan Debtholders who are in the United States or are U.S. persons (within the meaning of Regulation S under the U.S. Securities Act) should also carefully read the registration statement on Form F-7 filed by the Corporation with the SEC, available on the SEC’s website at https://www.sec.gov/edgar.

Holders of Term Loans who are not Eligible Term Loan Debtholders are not eligible to participate in the funding of the New Equity Subscription Offering in their capacity as such, as contemplated herein and as described in the Management Proxy Circular.

An “Eligible Term Loan Debtholder” is a Person that:

1.	is on the Record Date a holder of Term Loans; and

2.	if such Person is located or resident outside of Canada or the United States, is qualified to participate in the New Equity Offering in accordance with the laws of its jurisdiction of residence and has provided evidence satisfactory to Just Energy to demonstrate such qualification.

Holders of Term Loans will be presumed to be resident in the place of their registered address unless the contrary is shown to the satisfaction of Just Energy. Holders of Term Loans that are resident outside of Canada and the United States will be sent a letter setting out the conditions required to be met, and procedures that must be followed if such holders wish to participate in the New Equity Subscription Offering. The Record Date establishes the cut-off date for the determination as to which holders of Term Loans may be Eligible Term Loan Debtholders and therefore eligible for participation in the New Equity Subscription Offering. Holders of Term Loans who acquire Term Loans after the Record Date will not be permitted to participate in the New Equity Subscription Offering in respect of such Term Loans.

For greater clarity, any holder of Term Loans that acquires Term Loans after the Record Date will still be entitled to receive its Senior Unsecured Debtholder Pro Rata Share of the Senior Unsecured Debtholder Exchange Shares, as described in the Management Proxy Circular and set out in the Plan of Arrangement.

Additional Information regarding this Term Loan Debtholders Participation Form

This Term Loan Debtholders Participation Form should be read carefully in its entirety before this Term Loan Debtholders Participation Form is completed. Any questions or requests for assistance or additional copies of this Term Loan Debtholders Participation Form may be directed to the Corporation’s subscription agent and escrow agent, Kingsdale, as set forth on the back page of this Term Loan Debtholders Participation Form.

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By executing this Term Loan Debtholders Participation Form, the undersigned acknowledges receipt of the Management Proxy Circular and agrees to be bound by the terms and conditions set out therein and herein.

Each Eligible Term Loan Debtholder has the right, but not the obligation, to participate in the New Equity Subscription Offering by subscribing for and purchasing up to its Term Loan Pro Rata Share of the Offered Shares. Pursuant to the Backstop Commitment Letter, the Initial Backstoppers have severally agreed to subscribe for and purchase their Term Loan Pro Rata Share of the New Equity Subscription Offering and to backstop those Offered Shares that are not otherwise subscribed for and taken up by other eligible securityholders.

Eligible Term Loan Debtholders (other than the Backstoppers) will not be permitted to participate in the New Equity Subscription Offering if Kingsdale, or such other Persons as may be designated by the Corporation, has not received (i) the Term Loan Debtholders Participation Form properly completed and duly executed, or other form of instruction acceptable to the Corporation and (ii) such holder’s Subscription Amount, in each case on or prior to the Deadline.

Participating Term Loan Debtholders will be required to forward, in immediately available funds by wire transfer or other form of payment acceptable to Kingsdale, net of fees, an aggregate amount representing the Subscription Amount (defined below) (indicating the amounts attributable to each beneficial holder of Term Loans) so that it is received by no later than the Deadline, or such later date as the Corporation and the Backstoppers may agree, which later date (if any) shall be disclosed by press release, failing which the participation of the Participating Term Loan Debtholder in the New Equity Subscription Offering will be deemed to be null and void.

PARTICIPATION IN THE NEW EQUITY SUBSCRIPTION OFFERING – TERM LOAN DEBTHOLDERS

Representations, Warranties, Covenants, Agreements and Confirmations

1.	By executing this Term Loan Debtholders Participation Form, the undersigned holder of Term Loans represents, warrants, covenants, agrees and confirms to the Corporation and its agents and representatives (and acknowledges that the Corporation, its agents and representatives and their respective counsel are relying thereon) that:

(a)	as at the Record Date, it was the beneficial and registered holder of such Term Loans as set forth on the signature page hereto. If the space provided on the signature page is inadequate, list all such information on a separate signed schedule and affix the schedule to this Term Loan Debtholders Participation Form;

(b)	it hereby irrevocably elects to participate in the New Equity Subscription Offering by subscribing for and purchasing its Subscribed New Common Shares;

(c)	it acknowledges that the New Common Shares to be issued to Eligible Term Loan Debtholders that participate in the New Equity Subscription Offering are being issued pursuant to exemptions from prospectus and registration requirements under applicable securities legislation in Canada and that, other than the registration statement on Form F-7 filed by the Corporation with the SEC, no prospectus or registration statement has been or will be filed by the Corporation with any securities commission or similar regulatory authority in any jurisdiction, and as a result:

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(i)	it is restricted from using certain of the civil remedies available under applicable securities laws;

(ii)	it may not receive information that might otherwise be required to be provided to the Eligible Term Loan Debtholder under the applicable securities laws if the exemptions were not being used;

(iii)	the Corporation is relieved from certain obligations that would otherwise apply under applicable securities laws if the exemptions were not being used; and

(iv)	it has not received or been provided with an offering memorandum and the decision to participate in the New Equity Subscription Offering has not been based upon any oral or written representation as to fact or otherwise made by or on behalf of the Corporation or any of its employees, agents or affiliates;

(d)	it is resident in the province, territory, state or jurisdiction set forth as the “Beneficial Holder’s Address” on Page 12 contained herein;

(e)	it is (i) located or resident in Canada or the United States or (ii) it is located or resident outside Canada and the United States and is entitled to participate in the New Equity Subscription Offering in accordance with the laws of such jurisdiction without obliging the Corporation to register or qualify for distribution the New Common Shares or file a prospectus, registration statement or other similar disclosure document, cause the Corporation to become a reporting issuer, registrant or equivalent entity in any jurisdiction or to make any other filings that the Corporation is not already obligated to make; and in the case of (ii) above, it agrees that its right to participate in the New Equity Subscription Offering is conditional on demonstrating to the Corporation, and providing evidence satisfactory to the Corporation (which evidence may include an opinion of counsel of recognized standing to the effect of the matters set forth in (ii) above), that it is qualified to participate in the New Equity Offering in accordance with the laws of its jurisdiction of residence;

(f)	if an individual, it is of the full age of majority and is legally competent to execute this Term Loan Debtholders Participation Form and take all action pursuant hereto;

(g)	this Term Loan Debtholders Participation Form has been duly and validly authorized, executed and delivered by and constitutes a legal, valid, binding and enforceable obligation of the undersigned holder of Term Loans;

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(h)	if a corporation, trust, partnership, unincorporated association or other entity, it has the legal capacity and competence to enter into and be bound by this Term Loan Debtholders Participation Form and further certifies that all necessary approvals of directors, trustees, shareholders, partners or otherwise have been given and obtained;

(i)	the entering into of this Term Loan Debtholders Participation Form and the transactions contemplated hereby will not result in a violation of any of the terms and provisions of any law applicable to it, or any of its constating documents, or of any agreement to which the undersigned holder of Term Loans is a party or by which it is bound;

(j)	it has such knowledge in financial and business affairs as to be capable of evaluating the merits and risks of its participation and investment and it is able to bear the economic risk of loss of its investment;

(k)	the Subscription Amount (as hereinafter defined) which will be advanced by the holder of Term Loans to the Corporation pursuant hereto will not represent proceeds of crime for the purposes of the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) (the “PCMLA”) and the holder of Term Loans acknowledges that the Corporation may in the future be required by law to disclose such holder’s name and other information relating to this Form and such holder’s subscription hereunder, on a confidential basis, pursuant to the PCMLA; and to the best of its knowledge (i) none of the Subscription Amount to be provided by such holder (A) has been or will be derived from or related to any activity that is deemed criminal under the laws of Canada, the United States, or any other jurisdiction, or (B) is being tendered on behalf of a person or entity who has not been identified to such holder, and (ii) it shall promptly notify the Corporation if such holder discovers that any of such representations ceases to be true, and to provide the Corporation with appropriate information in connection therewith; and

(l)	it has been afforded the opportunity to obtain such additional information that it has considered necessary in connection with its decision to invest in the New Common Shares.

2.	The undersigned holder of Term Loans agrees that the above representations, warranties, covenants, agreements and confirmations will be true and correct both as of the execution of this Term Loan Debtholders Participation Form and as of the Effective Date of the Recapitalization Transaction under the Plan of Arrangement.

Procedures Relating to the New Common Shares Participation

3.	Each Eligible Term Loan Debtholder has the right, but not the obligation, to participate in the New Equity Subscription Offering in respect of all or any portion of the Term Loans held by such Eligible Term Loan Debtholder as of the Record Date (which must be expressed in multiples of US$1,000). An Eligible Term Loan Debtholder that validly elects to participate in the New Equity Subscription Offering by following the procedures set forth herein is referred to as a “Participating Term Loan Debtholder”.

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4.	The number of New Common Shares to be subscribed for and purchased by each Participating Term Loan Debtholder (its “Subscribed New Common Shares”) will equal (i) the principal amount of Term Loans held on the Record Date in respect of which such Participating Term Loan Debtholder validly elects to participate in the New Equity Subscription Offering, and funds in respect thereof (the “Committed Term Loans”), divided by US$216,200,000 (being the aggregate principal amount of all Senior Unsecured Debt as of the Record Date), multiplied by (ii) 1,476,957 Offered Shares (being the number of New Common Shares allocated to the holders of the Senior Unsecured Debt), which will require, for each US$1,000 principal amount of Committed Term Loans, funding of C$23.31 in order to subscribe for 6.831439 New Common Shares (reflecting a price per New Common Share of C$3.412). The amount of funds to be paid by such Participating Term Loan Debtholder for the Subscribed New Common Shares is referred to as such holder’s “Subscription Amount”. The Subscription Amount must be paid in Canadian Dollars.

5.	No fractional New Common Shares will be issued. Any fractional New Common Shares that would otherwise have been issued shall be rounded down to the nearest whole number, with no additional consideration being provided in respect of the rounding down of such fractional New Common Shares.

6.	Eligible Term Loan Debtholders are required to properly complete and duly execute this Term Loan Debtholders Participation Form and to submit scanned PDF copies, with original signed copies to follow to Kingsdale by registered mail or courier during regular business hours only (8:00 a.m. to 5:00 p.m. (Toronto time) Monday to Friday) at the address indicated below on or prior to the Deadline:

Kingsdale Advisors
E-mail Contact: contactus@kingsdaleadvisors.com
By Mail or Courier: Kingsdale Advisors The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 361 Toronto ON M5X 1E2 Attention: Corporate Actions

7.	Participating Term Loan Debtholders will be required to forward, in immediately available funds by wire transfer or other form of payment acceptable to Kingsdale, net of fees, an aggregate amount representing the Subscription Amount such that they are received by Kingsdale by no later than the Deadline, failing which the participation of the Participating Term Loan Debtholder in the New Equity Subscription Offering will be deemed to be null and void (except as otherwise provided for herein).

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General

8.	The undersigned holder hereby acknowledges that the representations, warranties and covenants contained herein including, without limitation, those set forth in Section 1 hereof, are made with the intent that they may be relied upon by the Corporation and its agents and counsel in determining the undersigned holder’s eligibility to qualify as an Eligible Term Loan Debtholder to participate in the New Equity Subscription Offering. The undersigned holder further covenants that by the acceptance of the Corporation of the holder’s participation in the New Equity Subscription Offering in accordance herein, he, she or it shall be representing and warranting that such representations and warranties are true as at the Effective Time as if made at that time. The undersigned holder hereby agrees to indemnify the Corporation, its affiliates and its agents and their respective directors, officers, employees, advisers, affiliates and agents (including their respective legal counsel) against all losses, claims, costs, expenses and damages or liabilities which any of them may suffer or incur caused or arising from reliance thereon in the event that such representations or warranties are untrue as at the Effective Time. The undersigned holder undertakes to immediately notify the Corporation of any change in any statement or other information relating to the holder set forth herein which takes place prior to the Effective Time.

9.	Neither the Corporation nor Kingsdale will have any liability for: (i) the records maintained by National Bank of Canada relating to the Term Loans; (ii) maintaining, supervising or reviewing any records relating to the New Equity Subscription Offering, including the jurisdiction or location of beneficial Term Loan Debtholders; or (iii) any advice or representations made or given by National Bank of Canada with respect to the rules, regulations and procedures of National Bank of Canada or any action to be taken by National Bank of Canada (other than any action directed by the Corporation or Kingsdale).

10.	The contract arising out of this Term Loan Debtholders Participation Form shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and the undersigned holder and the Corporation each irrevocably attorns to the jurisdiction of the courts of the Province of Ontario.

11.	Time shall be of the essence hereof.

12.	This Term Loan Debtholders Participation Form represents the entire agreement of the parties hereto relating to the subject matter hereof and there are no representations, covenants or other agreements relating to the subject matter hereof except as stated or referred to herein or set forth in the Backstop Commitment Letter or the Support Agreement.

13.	The terms and provisions of this Term Loan Debtholders Participation Form shall be binding upon and enure to the benefit of the undersigned holder and the Corporation and their respective heirs, executors, administrators, successors and assigns; provided that, this Term Loan Debtholders Participation Form shall not be assignable by any party.

14.	The Corporation has the right to accept or reject the undersigned holder’s election to participate in whole or in part at any time if the holder’s Term Loan Debtholders Participation Form is incomplete, deficient or invalid in any manner or if the Corporation determines, together with its agents and advisors, that the holder is not an Eligible Term Loan Debtholder.

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15.	The undersigned holder hereby acknowledges and agrees that completion of the New Equity Subscription Offering is subject to the satisfaction or waiver of conditions as set forth in the Management Proxy Circular and the implementation of the Arrangement. If and to the extent that the New Equity Subscription Offering is not completed, any funds delivered by the undersigned holder will be returned to the undersigned holder without interest or deduction.

16.	The undersigned holder hereby agrees that this Term Loan Debtholders Participation Form is made for valuable consideration and any subscription made by the holder in the New Equity Subscription Offering may not be withdrawn, cancelled, terminated or revoked by the holder.

17.	The undersigned holder hereby consents to the Corporation’s collection of the personal information relating to the holder contained in this Term Loan Debtholders Participation Form or otherwise gathered in connection with the holder’s participation in the New Equity Subscription Offering. The undersigned holder also hereby acknowledges that such personal information may be disclosed to government agencies where it is permitted or required by law, including any applicable anti-money laundering legislation or similar laws. The Corporation acknowledges that it will maintain the confidentiality of such personal information in all other respects.

18.	The covenants, representations and warranties contained herein shall survive the closing of the transactions contemplated hereby.

19.	The undersigned holder of Term Loans and the Corporation have required that this Form and all documents and notices related hereto and/or resulting herefrom be drawn up in the English language. Les parties aux présentes ont exigé que la présente convention ainsi que tous les documents et avis qui s’y rattachent et/ou qui en découleront soient rédigés en langue anglaise. Les porteurs de billets qui le désirent peuvent recevoir, sans frais et sur demande, une version française du formulaire de participation au nouveau prêt.

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IMPORTANT - READ CAREFULLY
This Term Loan Debtholders Participation Form must be completed and executed by the beneficial holder(s). If Term Loans to which this Term Loan Debtholders Participation Form relates are held by two or more joint holders, all such holders must sign this Term Loan Debtholders Participation Form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing and must submit proper evidence satisfactory to the Corporation or its representatives of such person’s authority so to act.
TO BE COMPLETED BY ALL BENEFICIAL HOLDERS OF TERM LOANS:

Full Legal Name of Beneficial Holder:
Authorized Signature of Holder:
Official Capacity or Title (please print):
Name of individual whose signature appears above if different than the name of the beneficial holder printed above:	(please print)

If you fail to make an election pursuant to this Term Loan Debtholders Participation Form prior to 5:00 p.m. (Toronto Time) on the Deadline, you will not be eligible to subscribe for New Common Shares.

☐         ELECTION TO PURCHASE NEW COMMON SHARES IN AN AMOUNT SET FORTH BELOW.

By checking this box, the undersigned holder hereby indicates that the amount of its Committed Term Loans (expressed in multiples of US$1,000) is US$                             ,(1) representing an aggregate subscription amount payable by the undersigned of C$                            , being C$23.31 per US$1,000 of Committed Term Loans.

(1) Amount to be a multiple of US$1,000. Please see items 3-5 under “Procedures Relating to the New Common Shares Participation”.

The undersigned beneficial holder hereby certifies that AS AT THE RECORD DATE it beneficially held Term Loans in the principal amount of US$
CONTACT INFORMATION BENEFICIAL HOLDER: Address: (including Postal Code/Zip Code)
Contact Name: Residency (check one): ☐ Canada ☐ United States ☐ Other eligible jurisdiction (specify:______________) Area Code and Telephone No. ( ) Email Address:

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QUESTIONS MAY BE DIRECTED TO THE SUBSCRIPTION AGENT AND ESCROW AGENT

The ExchangeTower

130 King Street West, Suite 2950, P.O. Box 361

Toronto, Ontario

M5X 1E2

www.kingsdaleadvisors.com

North American Toll Free Phone:

1-866-581-1487

Email: contactus@kingsdaleadvisors.com

Facsimile: 416-867-2271

Toll Free Facsimile: 1-866-545-5580

Outside North America, Banks and Brokers Call Collect: 416-867-2272

Kingsdale Advisors
By Mail or Courier: Kingsdale Advisors The Exchange Tower 130 King Street West, Suite 2950 P.O. Box 361 Toronto ON M5X 1E2 Attention: Corporate Actions
By E-mail: contactus@kingsdaleadvisors.com or
By Facsimile: 1-866-545-5580

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